Exhibit 99.1

TransDigm Completes Acquisition of Aerospace Business of Pexco LLC,

Successful Notes Offering and Incremental Term Loan

CLEVELAND, May 14, 2015 /PRNewswire / -- TransDigm Group Incorporated (the “Company”) (NYSE: TDG) announced today that it completed the acquisition of the assets of the aerospace business of Pexco LLC (“Pexco Aerospace”), a portfolio company of Odyssey Investment Partners, LLC, for approximately $496 million in cash. The acquisition was previously announced on April 30, 2015.

Pexco Aerospace is a global leader in the manufacturing of extruded plastic interior parts for use in the commercial aerospace industry. The business employs approximately 300 people in two locations in Yakima, Washington and Huntington Beach, California. The purchase price includes approximately $160 million of tax benefits to be realized by TransDigm over a 15 year period beginning in 2015.

The Company also announced today that its wholly-owned subsidiary, TransDigm Inc. received the funding of an additional incremental term loan of $1.04 billion at a current rate of 3.5% and that it has successfully completed the previously announced private offering of $450 million aggregate principal amount of 6.500% senior subordinated notes due 2025 (the “Notes”). The proceeds were used to partially fund the acquisition of Pexco Aerospace, to repay $490 million of previously outstanding term loans under its existing senior secured credit facility, amounts previously drawn under its revolving credit facilities and for general corporate purposes.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces, lighting and control technology and military personnel parachutes and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of,the Company. These risks and uncertainties include but are not limited to: the conditions of the debt markets; interest rate changes; the Company’s compliance with its debt covenants; local, regional, national and international economic conditions; the inability to complete or successfully integrate the acquisition; that the expected tax benefits are not realized; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in the Company’s Annual Report on Form 10-K and other reports that the Company or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com

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